Exhibit 15.3

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-269756) on Form S-8 of our report dated April 3, 2024, with respect to the consolidated financial statements of ECARX Holdings Inc.

/s/ KPMG Huazhen LLP

Shanghai, China
April 3, 2024